EXHIBIT 23(c)




PRICEWATERHOUSECOOPERS
----------------------
                                                      PRICEWATERHOUSECOOPERS LLP
                                                      1000 Morgan Keegan Tower
                                                      Fifty North Front St.
                                                      Memphis, TN 38103-1193
                                                      Telephone (901) 522-2000
                                                      Facsimile (901) 523-2045


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57390, 333-57392 and 333-57396) of Black
Warrior Wireline Corp. of our report dated June 10, 2002, except for Note 16, as to which the date is May 17, 2004, relating to the financial statements of Black Warrior Wireline Corp., which appear in Black Warrior Wireline Corp.'s Annual Report on Form 10-K for the year ended December 31, 2003.






PricewaterhouseCoopers LLP